Exhibit 99.1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Payment Date Statement: April 21, 2008

a.	Aggregate Amount of Collections	$604,863,191.03
	Aggregate Amount of Non-Principal Collections	$4,884,312.06
	Aggregate Amount of Principal Collections	$599,978,878.97
	Receivable (Pool) Balance	$1,290,670,827.14
	Residual Participation Amount	$653,170,827.14
	Excess Funding Account	$0.00

b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	65.86%
	Principal Allocation Percentage	65.86%

c.	Total Amount Distributed on Series 2005-1	$1,930,920.44
	Per $1,000 Original Principal ($850M)	$2.27

d.	Amount of Such Distribution Allocable to Principal on 2005-1	$0.00
	Per $1,000 Original Principal ($850M)	$0.00

e.	Amount of Such Distribution Allocable to Interest on 2005-1	$1,930,920.44

f.	Noteholder Default Amount	$0.00

g.	Required Subordinated Draw Amount	$0.00

h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00

i.	Monthly Servicing Fee	$708,333.33
	Noteholder Monthly Servicing Fee	$708,333.33

j.	Controlled Deposit Amount	$212,500,000.00

k.	Series 2005-1 Invested Amount at end of period (Gross)	$637,500,000.00
	Outstanding Principal Balance	$850,000,000.00

l.	Available Subordinated Amount	$91,651,149.13

m.	Reserve Account Balance	$2,975,000.00

n.	Reallocated Principal Collections	$0.00

o.	Principal Funding Account Balance	$212,500,000.00

p.	Servicer Advance	$0.00

q.	Per Annum Interest Rate	2.56%

r.	Accumulated Interest Shortfall	$0.00
	Change in Interest Shortfall from Preceding Payment Date	$0.00

s.	Accumulated Principal Shortfall	$0.00
	Change in Principal Shortfall from Preceding Payment Date	$0.00

VW CREDIT, INC. — SERVICER	Page 1
4/17/2008

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2005-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	3/20/2008	4/20/2008	32

Series Allocation Percentage	100.00%
Initial Principal Balance	$850,000,000.00
Outstanding Principal Balance	$850,000,000.00
Principal Balance of Receivables for Determination Date	$1,231,451,955.46
Amount Invested in Receivables on Series Issuance Date	$850,000,000.00
Initial Invested Amount	$850,000,000.00
Invested Amount at the Beginning of Period	$850,000,000.00
Series 2005-1 Invested Amount at End of Period (Gross)	$637,500,000.00
Required Subordinated Amount	$91,651,149.13
Excess Funding Account	$0.00
Series 2005-1 Invested Amount at End of Period (net of EFA)	$637,500,000.00
Available Subordinated Amount (previous period)	$119,362,870.95
Incremental Subordinated Amount (previous period)	$6,190,066.42

RESERVE ACCOUNT
Reserve Account Initial Deposit	$2,975,000.00
Reserve Account Required Amount	$2,975,000.00
Reserve Account Beginning Balance	$2,975,000.00

Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$2,975,000.00
Reserve Account Deposit Amount	$0.00

LIBOR Rate (annualized)	2.5356%
Certificate Coupon (annualized)	2.5556%
Prime Rate (annualized)	5.2500%
Servicing Fee Rate (annualized)	1.0000%
Excess Spread	1.3195%

TRUST PRINCIPAL RECEIVABLES
Receivable Balance at the Beginning of Period	$1,244,860,266.24
Receivable Balance at the Ending of Period	$1,290,670,827.14
Average Aggregate Principal Balance	$1,267,765,546.69
Aggregate Principal Collections	$599,978,878.97
New Principal Receivables	$645,789,439.87
Receivables Added for Additional Accounts	$0.00
Receivables Removed	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00

MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.3749%
Weighted Average Interest Rate	4.8751%
Previously waived Monthly Servicing Fee	$0.00

SERVICER ADVANCE
Available Funds, prior to Servicer Advances	$3,670,443.51
Less: Servicing Fees Paid	($708,333.33)
Less: Interest Paid to Noteholders	($1,930,920.44)
Equals: Remaining Available Funds before Servicer Advance	$1,031,189.73
Monthly Loan Payments Due on Included Units but not received	N/A
Servicer Advance	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END

Net losses as a % of Avg. Receivables Balance (annualized)	0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$166,031,686.00
Used Vehicle Percentage	12.864%
Used Vehicle Percentage During Last Collection Period	12.776%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$46,603,603.33
Largest Dealer Percentage	3.611%

Aggregate Principal Amount of Dealers overconcentration	$9,348,622.54

SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$604,863,191.03
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$4,884,312.06
Investment Proceeds	$453,771.09
Aggregate Amount of Principal Collections	$599,978,878.97

PAYMENT RATE INFORMATION
Monthly Payment Rate	47.33%
Previous Collection Period Monthly Payment Rate	37.37%
Monthly Payment Rate 2 collection periods ago	48.57%
3-month Average Payment Rate	44.42%
Early Amortization Event?	NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	NO
Last Day of Revolving Period	April 20, 2008
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	4
First Accumulation Date	April 21, 2008
Expected Final Payment Date	July 21, 2008
Required Participation Percentage	107.50%
Principal Funding Account Balance	$212,500,000.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$212,500,000.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2005-1
Noteholders
1. Prior Servicing Advance Reimbursement	$0.00
2. Monthly Noteholder Interest Distribution	$1,930,920.44
3. Noteholder Monthly Servicing Fee Distribution	$708,333.33
4. Reserve Account Deposit Amount Distribution	$0.00
5. Noteholder Default Amount Distribution	$0.00
6A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
6B. Reinstate reductions in Series 2005-1 Available Subord. Amount	$0.00
7. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$1,031,189.73

DEFICIENCY AMOUNT
Deficiency Amount	$0.00
Required Subordinated Draw Amount	$0.00

EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00